UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 5, 2010

Smart Online, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4505 Emperor Blvd., Suite 320, Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	919-765-5000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 5, 2010, Smart Online, Inc. (the “Company”) entered into the Fourth Amendment to Convertible Secured Subordinated Note Purchase Agreement, Second Amendment to Convertible Secured Subordinated Promissory Notes and Third Amendment to Registration Rights Agreement (the “Fourth Amendment”) with the holders of a majority of the aggregate outstanding principal amount of the Notes issued by the Company under the Convertible Secured Subordinated Note Purchase Agreement, dated November 14, 2007, as amended (as so amended, the “Note Purchase Agreement”).  The Fourth Amendment extends the original maturity date of the Notes from November 14, 2010 to November 14, 2013, and amends the Note Purchase Agreement and the Registration Rights Agreement, dated November 14, 2007, to reflect this extension.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following Exhibit is furnished with this Report:

Exhibit 99.1	Fourth Amendment to Convertible Secured Subordinated Note Purchase Agreement,
Second Amendment to Convertible Secured Subordinated Promissory Notes and Third
Amendment to Registration Rights Agreement, dated March 5, 2010, by and among
Smart Online, Inc., Atlas Capital S.A. and Crystal Management Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Online, Inc.

March 10, 2010	By:	/s/ Dror Zoreff
Name: Dror Zoreff
Title: Chairman of the Board

Exhibit Index

Exhibit No.	Description

99.1	Fourth Amendment to Convertible Secured Subordinated Note Purchase
Agreement, Second Amendment to Convertible Secured Subordinated
Promissory Notes and Third Amendment to Registration Rights Agreement,
dated March 5, 2010, by and among Smart Online, Inc., Atlas Capital S.A. and
Crystal Management Ltd.